                                                                  EXECUTION COPY


                           STOCK PURCHASE AGREEMENT



                                 BY AND AMONG


                        Albany Molecular research, Inc.
                           (a Delaware corporation),

                            Organichem Corporation
                           (a Delaware Corporation),

                                      AND

                         The Stockholders named herein



                         DATED AS OF DECEMBER 21, 1999

                                     INDEX
                                     -----

                                                                   PAGE
                                                                   ----

SECTION 1. PURCHASE AND SALE OF SECURITIES.........................  2
     1.1   Acquisition of Acquired Shares..........................  2
           ------------------------------
     1.2   Closing.................................................  2
           -------
     1.3   Further Assurances......................................  2
           ------------------
     1.4   Transfer Taxes..........................................  2
           --------------

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........  2
     2.1   Organization and Corporate Power........................  2
           --------------------------------
     2.2   Authorization and Non-Contravention.....................  3
           -----------------------------------
     2.3   Company Records.........................................  3
           ---------------
     2.4   Capitalization..........................................  4
           --------------
     2.5   Subsidiaries; Investments...............................  5
           -------------------------
     2.6   Financial Statements; Projections.......................  5
           ---------------------------------
     2.7   Absence of Undisclosed Liabilities.....................   5
           ----------------------------------
     2.8   Absence of Certain Developments........................   5
           -------------------------------
     2.9   Transactions with Affiliates...........................   7
           ----------------------------
     2.10  Real and Personal Property.............................   7
           --------------------------
     2.11  Tax Matters............................................   8
           -----------
     2.12  Certain Contracts and Arrangements.....................   9
           ----------------------------------
     2.13  Intellectual Property Rights; Employee Restrictions....  11
           ---------------------------------------------------
     2.14  Litigation.............................................  13
           ----------
     2.15  Labor Matters..........................................  13
           -------------
     2.16  List of Certain Employees and Suppliers................  13
           ---------------------------------------
     2.17  Permits; Compliance with Laws..........................  14
           -----------------------------
     2.18  Employee Benefit Programs..............................  14
           -------------------------
     2.19  Environmental Matters..................................  15
           ---------------------
     2.20  Insurance..............................................  17
           ---------
     2.21  Investment Banking; Brokerage.........................   18
           -----------------------------
     2.22  Customers, Distributors and Partners..................   18
           ------------------------------------
     2.23  Suppliers.............................................   18
           ---------
     2.24  Warranty and Related Matters..........................   18
           ----------------------------
     2.25  Illegal Payments......................................   19
           ----------------
     2.26  Disclosure............................................   19
           ----------
     2.27  Acquisition Agreement.................................   19
           ---------------------

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS....   19
     3.1   Authority & Non-Contravention.........................   19
           -----------------------------
     3.2   Capitalization........................................   20
           --------------

                                      (i)


                                                                   PAGE
                                                                   ----

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR........   20
     4.1   Authority and Non-Contravention.......................   20
           -------------------------------
     4.2   Investment Banking; Brokerage Fees....................   21
           ----------------------------------
     4.3   Organization and Corporate Power......................   21
           --------------------------------
     4.4   SEC Reports...........................................   21
           -----------
     4.5   Investment............................................   22
           ----------

SECTION 5. CLOSING CONDITIONS AND DELIVERIES.....................   22

SECTION 6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
           TRANSACTION RELATED INDEMNIFICATION...................   25
     6.1  Survival of Representations, Warranties and Covenants..   25
          -----------------------------------------------------
     6.2  Transaction Related Indemnification....................   26
          -----------------------------------
     6.3  Limitations on Indemnification.........................   26
          ------------------------------
     6.4  Notice; Payment of Losses; Defense of Claims...........   27
          --------------------------------------------
     6.5  Limitation on Contribution and Certain Other Rights....   28
          ---------------------------------------------------
SECTION 7.  COVENANTS OF THE COMPANY.............................   28
     7.1  Financial Statements...................................   28
          --------------------
     7.2  Budget and Operating Forecast; Inspection..............   29
          -----------------------------------------
     7.3  Directors; Meetings; Indemnification...................   29
          ------------------------------------
     7.4  Conduct of Business....................................   30
          -------------------
     7.5  Payment of Taxes, Compliance with Laws, etc............   30
          --------------------------------------------
     7.6  Insurance..............................................   30
          ---------
     7.7  Key Person Insurance...................................   31
          --------------------
     7.8  Maintenance of Properties..............................   31
          -------------------------
     7.9  Material Adverse Changes...............................   31
          ------------------------
     7.10  Management Compensation...............................   31
           -----------------------
     7.11  Affiliate Transactions................................   31
           ----------------------
     7.12  Non-Competition and Related Agreements................   32
           --------------------------------------
     7.13  Enforcement of Rights.................................   32
           ---------------------
     7.14  Significant Transactions..............................   32
           ------------------------
     7.15  Election of Directors.................................   33
           ---------------------
     7.16  Company Indemnification...............................   34
           -----------------------

SECTION 8. TERMINATION OF AGREEMENT..............................   35
     8.1  Termination............................................   35
          -----------
     8.2  Effect of Termination..................................   35
          ---------------------
     8.3  Right to Proceed.......................................   35
          ----------------

SECTION 9. GENERAL...............................................   36
     9.1  Waivers and Consents; Amendments.......................   36
          --------------------------------

                                     (ii)


                                                                   PAGE
                                                                   ----
     9.2  Governing Law..........................................   36
          -------------
     9.3  Section Headings and Gender; Construction..............   36
          -----------------------------------------
     9.4  Counterparts...........................................   36
          ------------
     9.5  Notices and Demands....................................   37
          -------------------
     9.6  Dispute Resolution.....................................   37
          ------------------
     9.7  Consent to Jurisdiction................................   38
          -----------------------
     9.8  Remedies; Severability.................................   38
          ----------------------
     9.9  Integration............................................   39
          -----------
     9.10 Assignability; Binding Agreement.......................   39
          --------------------------------
     9.11 Certain Definitions....................................   39
          -------------------

                                     (iii)

                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as
                                         ---------
of December 21, 1999, by and among Organichem Corporation, a Delaware corporation (the "Company"), Albany Molecular Research, Inc., a Delaware
                  -------
corporation (the "Investor"), and each stockholder of the Company identified on
                  --------
the signature pages hereto (each, a "Stockholder," and, collectively, the
                                     -----------
"Stockholders").
 ------------

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, as of the date hereof, the Stockholders own beneficially and of record 1,000 shares of common stock, $.001 par value per share, of the Company (the "Common Stock"), representing 100% of the outstanding capital stock of the
      ------------
Company;

     WHEREAS, the Investor wishes to acquire (the "Stock Acquisition") from the
                                                   -----------------
Company 600 shares of Common Stock (the "Acquired Shares"), which immediately
                                         ---------------
following consummation of such acquisition shall represent 37.5% of the outstanding Common Stock of the Company, for an aggregate purchase price of $15,000,000;

     WHEREAS, the Investor wishes to acquire from the Company Convertible Subordinated Debentures which may be converted to 37.5% of the Common Stock of the Company, on a fully diluted basis, for an aggregate purchase price of $15,000,000 pursuant to the terms of a Debenture Purchase Agreement (the "Debenture Purchase Agreement");

     WHEREAS, the Company (i) wishes to sell the Acquired Shares as partial financing for its acquisition (the "Nycomed Acquisition") of certain assets and
                                    -------------------
other property of Nycomed, Inc. ("Nycomed"), a wholly owned subsidiary of
                                  -------
Nycomed Amersham Plc., to occur simultaneous with, and as a condition to, the Stock Acquisition and (ii) will provide all additional financing for the Nycomed Acquisition; and

     WHEREAS, the parties hereto desire to set forth certain terms of their ongoing relationship with the Company.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Stockholders' Agreement, the Put/Call Agreement (as hereinafter defined), the Debenture Purchase Agreement and the Employment Agreements (as hereinafter defined), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

 SECTION 1. PURCHASE AND SALE OF SECURITIES

      1.1 Acquisition of Acquired Shares. Upon the terms and subject to the
          ------------------------------
conditions hereof, and in reliance on the representations and warranties set forth in Section 2 of this Agreement, at the Closing (as defined below), the Investor shall deliver to the Company an aggregate of $15 million (the "Purchase
                                                                        --------
Price"), and in exchange therefor the Company shall issue to the Investor the
-----
Acquired Shares, free and clear of any and all liens, claims, options, charges, encumbrances, rights or restrictions of any nature ("Claims"). The Purchase
                                                     ------
Price shall be paid by wire transfer in immediately available funds to an account designated by the Company unless otherwise agreed upon by the Investor and the Company.

      1.2 Closing.  The closing of the Stock Acquisition (the "Closing") shall
          -------                                              -------
take place at 10:00 a.m, local time at the offices of Whiteman Osterman and Hanna, One Commerce Plaza, Albany, New York on December 21, 1999 or such other date, place and time as shall be agreed upon by the parties hereto (the "Closing
                                                                         -------
Date").
----

      1.3 Further Assurances.  The Company and the Stockholders from time to
          ------------------
time after the Closing at the request of the Investor and without further consideration shall execute and deliver further instruments and take such other action as the Investor may reasonably require to more effectively vest in the Investor the Acquired Shares and all rights thereto, and to fully implement the provisions of this Agreement.

      1.4 Transfer Taxes.  All transfer taxes, fees and duties under applicable
          --------------
law incurred in connection with the issuance of the Acquired Shares under this Agreement will be borne and paid by the Company and it shall promptly reimburse the Investor for any such tax, fee or duty which is required under applicable law.


 SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     In order to induce the Investor to enter into this Agreement and consummate the transactions contemplated hereby, the Company makes to the Investor the representations and warranties contained in this Section 2. Such representations and warranties are subject to the qualifications and exceptions set forth in the disclosure schedule delivered to the Investor pursuant to this Agreement (the "Disclosure Schedule") and unless otherwise specifically stated
                -------------------
are made after giving effect to the Nycomed Acquisition (i.e. as if the Nycomed Acquisition had occurred prior to the making of such representations and warranties). As hereinafter used, the term "Acquired Business" shall refer to
                                             -----------------
the portion of the business currently conducted by Nycomed, Inc. a wholly owned subsidiary of Nycomed Amersham Plc. at their facility in Rensselaer, New York which the Company contemplates purchasing in the Nycomed Acquisition.

      2.1 Organization and Corporate Power.  The Company is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified or registered to do business as a foreign corporation (a) in each jurisdiction listed in Section 2.1 of the Disclosure Schedule and (b) in each jurisdiction in
          --------------------------------------
which the failure to be so duly qualified or registered has had, or would be reasonably likely to have, a material adverse effect on the assets, liabilities, condition (financial or other), business, results of operations or prospects of the Company (a "Material Adverse Effect"). The Company has all requisite power
                -----------------------
and authority to carry on its business as presently conducted, to enter into and perform this Agreement and the agreements contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby, including the issuance of the Acquired Shares. A copy of the Company's Certificate of Incorporation and By-laws, each as amended and supplemented to date, and which have been furnished to the Investor by the Company, are correct and complete as of the date hereof, and the Company is not in violation of any term thereof. The Company is not in violation of any term or provision of any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to it or to which it is a party, except for violations which, individually or in the aggregate, would not have a Material Adverse Effect.

      2.2 Authorization and Non-Contravention.  This Agreement and all documents
          -----------------------------------
executed pursuant hereto are valid and binding obligations of the Company and, as to any document to which a Stockholder is a party with the Investor, each Stockholder, enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement and all agreements, documents and instruments contemplated hereby, the issuance and delivery of the Acquired Shares have been duly authorized by all necessary action of the Company and the Stockholders. The execution and delivery of this Agreement and all agreements, documents and instruments contemplated hereby, the issuance and delivery of the Acquired Shares and the performance of the transactions contemplated by this Agreement and such other agreements, documents and instruments do not and will not (a) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under any contract or obligation to which the Company is a party or by which it or its respective assets are bound, or any provision of the Company's Certificate of Incorporation or By-laws, or cause the creation of any Claim upon any of the assets of the Company; (b) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or other governmental agency applicable to the Company or, to the best knowledge of the Company, any Stockholder; (c) require from the Company or, to the best knowledge of the Company, any Stockholder any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party; or (d) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, accelerate any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which the Company or any Stockholder is a party or by which the Company or any Stockholder is bound.

      2.3 Company Records.  The record books of the Company accurately reflect
          ---------------
all action taken by its stockholders, directors and committees. The copies of the records of the Company, as made available to the Investor for review, are true and complete copies of the originals of such documents.

      2.4 Capitalization.
          --------------

          (a) Immediately prior to giving effect to the transactions contemplated hereby, the capital structure of the Company consists only of Common Stock. Section 2.4(a)(i) of the Disclosure Schedule sets forth (i) the
               --------------------------------------------
names of each Stockholder of the Company and the number of such shares of Common Stock owned of record and beneficially by such Stockholder, (ii) the names and positions of each director and officer of the Company and (iii) the name of each holder of an option or other right to buy Common Stock, number of shares of Common Stock for which each such option or other right is exercisable with respect to each holder, along with the applicable vesting schedule, if any, and the applicable exercise price. None of the options or rights outstanding prior to giving effect to the transactions contemplated hereby is subject to accelerated vesting by reason of the transactions contemplated hereby or any subsequent sale of securities by the Company. Except as disclosed in Section
                                                                      -------
2.4(a)(ii) of the Disclosure Schedule, there are no outstanding subscriptions,
-------------------------------------
options, warrants, commitments, preemptive rights, agreements, arrangements or commitments of any kind for or relating to the issuance, or sale of, or outstanding securities convertible into or exercisable or exchangeable for any capital stock or other equity interests of the Company. The Company has no obligation to purchase, redeem or otherwise acquire any of its capital stock or any interests therein, and has never redeemed any capital stock. As of the Closing and after giving effect to the transactions contemplated hereby, the capital structure of the Company will consist of 10,000 shares of Common Stock, of which 1,600 will be issued and outstanding. As of the Closing, and after giving effect to the transactions contemplated hereby, all of the outstanding shares of capital stock of the Company will have been duly and validly authorized and issued and will be fully paid and non-assessable and will have been offered, issued, sold and delivered in compliance with all applicable federal and state securities laws and not subject to any preemptive rights which have not been otherwise expressly waived. As of the Closing, and after giving effect to the transactions contemplated hereby, other than rights set forth herein or in the agreements listed on Section 2.4(a)(iii) of the Disclosure
                                      -------------------------------------
Schedule, there are (A) no outstanding subscriptions, options, warrants,
--------
commitments, preemptive rights, rights of first refusal, put or call rights or other agreements, arrangements or obligations of any kind for or relating to, or anti-dilution rights with respect to, the issuance, sale or redemption of any securities of the Company or any interests therein, (B) no rights to have any securities of the Company registered for sale to the public in connection with the laws of any jurisdiction, and (C) no documents, instruments or agreements relating to the voting of the Company's voting securities or restrictions on the transfer of any securities of the Company.

          (b) Prior to giving effect to the other transactions contemplated hereby, the Stockholders are the sole record and beneficial owners of all of the equity securities of the Company and, immediately following the Closing, will be the sole record and beneficial owner of 1,000 shares of Common Stock, representing 62.5% of the issued and outstanding Common Stock, in each case free and clear of any Claims including Claims of spouses, former spouses and other family members. Upon endorsement by the Company's authorized officers of the certificates representing the Acquired Shares and delivery of such certificates by the Company to the Investor at the Closing, the Acquired Shares will be duly issued to the Investor free and clear of any Claims (other than restrictions imposed by securities laws applicable to unregistered securities generally).

      2.5 Subsidiaries; Investments.  The Company does not have and has not had
          -------------------------
any direct or indirect Subsidiaries (as defined in Section 9.11 below). Except as disclosed in Section 2.5 of the Disclosure Schedule, neither the Company nor
                --------------------------------------
any Stockholder has a strategic partnership or similar relationship with or owns or has any direct or indirect interest in or control (as defined in Section 8.11 below) over any corporation, partnership, joint venture or other entity of any kind, except in the case of any Stockholder for passive investments of less than 1% in publicly-traded companies.

      2.6 Financial Statements; Projections.
          ---------------------------------

          (a) The Company has previously furnished to the Investor copies of the Nycomed, Inc. Rensselaer Facility Income Statements, Balance Sheets and Cash Flow Statements, as of December 31, 1997 and 1998 and August 31, 1999 (the "Financial Information Sheets"). Such Financial Information Sheets have been
 ----------------------------
prepared in conformity with generally accepted accounting principles applied on a consistent basis except as disclosed in Section 2.6(a) of the Disclosure
                                          --------------------------------
Schedule, are consistent in all material respects with the books and records of
--------
the Company and fairly and accurately present the financial position of the Company as of the dates thereof (subject to the absence of footnotes and normal year-end adjustments).

          (b) The projections attached hereto as Schedule 2.6(b) of the
                                                 ----------------------
Disclosure Schedule which reflect the Nycomed Acquisition represent good faith
-------------------
estimates of the performance of the Company for 2000 and future years based upon assumptions which are set forth therein and which were in good faith believed to be reasonable when made and continue to be reasonable as of the date hereof.

      2.7 Absence of Undisclosed Liabilities.  The Company does not have any
          ----------------------------------
material liabilities or obligations of any nature, including as a result of the Nycomed Acquisition, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, except the Company's liabilities and/or obligations set forth in Section 2.18 and Section 2.19 of the Disclosure
                                -----------------------------------------------
Schedule and (ii) incurred as a result of or arising out of the transactions
--------
contemplated under this Agreement and pursuant to the Nycomed Acquisition.

      2.8 Absence of Certain Developments.  Since January 1, 1997, the business
          -------------------------------
of the Acquired Business has been conducted only in the ordinary course consistent with past practice, and except as (i) specifically contemplated by this Agreement or (ii) set forth on Schedule 2.8 of the Disclosure Schedule,
                                    ---------------------------------------
there has not been nor is there any reasonable basis for anticipating any:

          (a) change in the assets, liabilities, condition (financial or other), properties, business, operations or prospects of the Acquired Business, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or would be reasonably likely to have a Material Adverse Effect;

          (b) mortgage, encumbrance or lien placed on any property of the Acquired Business;

          (c) purchase, sale or other disposition, or agreement or other arrangement for the purchase, sale or other disposition, of any properties or assets by the Acquired Business, including any of its Intellectual Property Rights (as defined below), other than in the ordinary course of business;

          (d) damage, destruction or loss, whether or not covered by insurance, which has had or would be reasonably likely to have a Material Adverse Effect;

          (e) labor trouble or claim of unfair labor practices involving the Acquired Business, change in the compensation payable or to become payable by the Acquired Business to any of its directors, officers or employees other than ordinary course merit increases to employees in accordance with its usual practices, or any bonus payment or arrangement made to or with any of such directors, officers or employees or any establishment or creation of any employment, deferred compensation or severance arrangement or employee benefit plan with respect to such persons or the amendment of any of the foregoing;

          (f) obligation or liability of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, regardless of whether claims in respect thereof have been asserted, incurred by the Acquired Business other than as contemplated by Section 2.7 hereof;

          (g) material loss of personnel of the Acquired Business or change in the terms and conditions of the employment of the Stockholders with the Acquired Business (other than ordinary course compensation increases and temporary or insubstantial changes in responsibilities);

          (h) payment or discharge of a lien or liability of the Acquired Business which was not shown on the Financial Information Sheets or incurred in the ordinary course of business thereafter;

          (i) contingent liability incurred by the Acquired Business as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, the Acquired Business, including any write-off or compromise of any accounts receivable;

          (j) obligation or liability incurred by the Acquired Business to any of its directors, officers, Stockholders or employees, or any loans or advances made by the Acquired Business to any of its directors, officers, Stockholders or employees, except normal compensation and expense allowances payable to directors, officers or employees;

          (k) actual or anticipated change in accounting methods or practices, collection policies, pricing policies or payment policies of the Acquired Business;

          (l) loss, or any development that could result in a loss, of any significant supplier, customer, distributor or account of the Acquired Business;

          (m) material amendment or termination of any material contract or agreement to which the Acquired Business is a party or by which it is bound;

          (n) arrangements relating to any royalty, dividend or similar payment based on the revenues, profits or sales volume of the Acquired Business, whether as part of the terms of any securities of the Acquired Business or by any separate agreement;

          (o) agreement with respect to the endorsement of the products or services of the Acquired Company;

          (p) transaction or agreement in excess of $50,000 involving fixed price terms or fixed volume arrangements, except as set forth in Section 2.12 of the Disclosure Schedule;

          (q) other material transaction entered into by the Acquired Business other than transactions in the ordinary course of business; or

          (r) agreement or understanding whether in writing or otherwise, for the Acquired Business to take any of the actions specified in paragraphs (a) through (q) above.

      2.9 Transactions with Affiliates.  Except as set forth in Section 2.9 of
          ----------------------------                          --------------
the Disclosure Schedule, there are no loans, leases, or other continuing
-----------------------
transactions between the Company, any Stockholder or any present or former equity holder, director, officer or employee of the Company or Nycomed, or any member of any Stockholder's, equity holder's, director's, officer's, or employee's immediate family, or any Person controlled by any Stockholder, equity holder, officer, director or employee or his immediate family. Except as set forth in Section 2.9 of the Disclosure Schedule, no equity holder, officer,
         --------------------------------------
director or employee of the Company, or any of their respective spouses or family members, owns directly or indirectly, on an individual or joint basis, any interest in, or serves as an officer or director or in another similar capacity of, any competitor, customer or supplier of the Company, or any organization which has a material contract or arrangement with the Company. Any such arrangement set forth in Section 2.9 of the Disclosure Schedule has been
                              --------------------------------------
conducted on an arm's length basis and the terms of any such arrangement are not materially different than those the Company could obtain from an unrelated third party.

     2.10 Real and Personal Property. Section 2.10(i) of the Disclosure Schedule
          ----------------------------------------------------------------------
sets forth the addresses and uses of all real property that the Company owns, leases or subleases, or will own, lease or sublease immediately after giving effect to the Nycomed Acquisition. Except as set forth in Section 2.10(ii) of
                                                           -------------------
the Disclosure Schedule, the Company has, or will have after giving effect to
-----------------------
the Nycomed Acquisition, good, valid and (if applicable) marketable title to those assets reflected on a balance sheet of the Company prepared as of the Closing and delivered to Investor prior thereto (the "Closing Balance Sheet")
                                                      ---------------------
free and clear of all liens, claims or encumbrances of any nature, other than liens for Taxes (as hereinafter defined) not yet due and payable, minor liens and encumbrances that do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and liens that have otherwise arisen in the ordinary course of business. All equipment included in such properties which is necessary to the business to be conducted by the Company is in good condition and repair (ordinary wear and tear excepted) and all leases of real or personal property to which the Company is a party, or will be a party after giving effect to the Nycomed Acquisition, are fully effective and afford, or will afford after giving effect to the Nycomed Acquisition, the Company peaceful and undisturbed possession of the subject matter of the lease. After giving effect to the Nycomed Acquisition, the property and assets of the Company will be sufficient for the conduct of the business to be conducted by the Company. The Company is not, and after giving effect to the Nycomed Acquisition will not be, in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of the properties owned or leased or to be owned or leased by it, which violation would have a Material Adverse Effect, nor do circumstances (other than the environmental conditions described in Schedule 2.10(iii) of the Disclosure Schedule) exist which to the
             ---------------------------------------------
best knowledge of the Company would give rise to any such violation. There are no defaults by the Company or to the best knowledge of the Company, by any other party (including Nycomed), which might curtail in any material respect the present use of the Company's property after giving effect to the Nycomed Acquisition. The performance by the Company of this Agreement and the consummation of the Nycomed Acquisition will not result in the termination of, or in any increase of any amounts payable under, any of such leases.

      2.11 Tax Matters.
           -----------

          (a) The Company has timely and properly filed all federal, state, local and foreign Tax Returns (as hereinafter defined) required to be filed by it through the date hereof, and all such Tax Returns were correct and complete in all material respects. The Company has paid or caused to be paid all federal, state, local, foreign and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, franchise taxes, employment and payroll related taxes, withholding taxes, transfer taxes, and all deficiencies, or other additions to tax, interest, fines and penalties (collectively, "Taxes"), owed by it (whether or not shown on any Tax Return) through the date hereof whether disputed or not, except Taxes which have not yet accrued or otherwise become due. All Taxes and other assessments and levies which the Company was or is required to withhold or collect, including as a result of the Nycomed Acquisition, have been, and as of the Closing will be, withheld and collected and have been paid over to the proper governmental authorities to the extent required. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return.
No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens, encumbrances or other security interests on any of the assets of the Company that arose in connection with any failure or alleged failure to pay any Tax. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax payment, assessment, deficiency or collection. Except as set forth in Section 2.11 of the Disclosure Schedule, (i) the Company has never received
   ---------------------------------------
notice of any audit or of any proposed deficiencies from the Internal Revenue Service (the "IRS") or any other taxing authority (other than routine audits
              ---
undertaken in the ordinary course and which have been resolved on or prior to the date hereof); (ii) neither the IRS nor any other taxing authority is now asserting or, to the best knowledge of the Company and each Stockholder, is threatening to assert against the

Company any deficiency or claim for additional Taxes in respect of the income or sales of the Company; (iii) the Company has never been a member of an affiliated group of corporations filing a combined federal income Tax Return nor does the Company have any liability for Taxes of any other Person under Treasury Regulations (S)1.1502-6 (or any similar provision of foreign, state or local law), as a transferee or successor, by contract or otherwise; and (iv) the Company has not filed a consent under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), concerning collapsible corporations. The
                               ----
Company has never been a United States real property holding corporation within the meaning of Section 897(c)(1)(A)(ii) of the Code. The Company is not a party to any Tax allocation or sharing arrangement. The Company is not a party to any contract, agreement, plan or arrangement covering any employee or former employee thereof, that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or
Section 162 of the Code. The Company is not a "foreign person" within the meaning of Section 145 of the Code and Treasury Regulations Section 1.1445-2.

          (b) The taxable year of the Company for federal and state income tax purposes is the calendar year.

          (c) The Company has never been (i) a passive foreign investment company, (ii) a foreign personal holding company, (iii) a foreign sales corporation, (iv) a foreign investment company or (v) a person other than a United States person, each within the meaning of the Code.

          (d) The unpaid Taxes of the Company (a) do not as of the date hereof exceed the amount set forth in Section 2.11 of the Disclosure Schedule, and (b)
                               ---------------------------------------
will not exceed that amount as adjusted for operations and transaction in the ordinary course of business through the Closing Date in accordance with commercially reasonable practices.

          (e) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      2.12 Certain Contracts and Arrangements.  Except as either specifically
           ----------------------------------
contemplated by this Agreement or set forth in Section 2.12 of the Disclosure
                                               ------------------------------
Schedule (with true, complete and correct copies provided to the Investor), the
--------
Company is not and after giving effect to the Nycomed Acquisition will not be, a party or subject to or bound by:

          (a) any contract or agreement (i) involving a potential commitment or payment by the Company in excess of $50,000 or (ii) which is otherwise material and not entered into in the ordinary course of business;

          (b) any contract, lease or agreement in excess of $10,000 which is not cancelable by the Company without penalty on not less than 60 days notice;

          (c) any contract containing covenants directly or explicitly limiting in any material respect the freedom of the Company to compete in any line of business or with any Person;

          (d) any contract or agreement relating to the licensing, distribution, development, purchase, sale or servicing of any software or hardware products;

          (e) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for borrowing or any pledge or security arrangement;

          (f) any employment contracts, non-competition agreements or other agreements with present or former officers, directors, employees or stockholders of the Company or Persons related to or affiliated with such Persons;

          (g) any stock redemption or purchase agreements or other agreements affecting or relating to the capital stock of the Company, including, without limitation, any agreement with any stockholder of the Company which includes, without limitation, anti-dilution rights, registration rights, voting arrangements, operating covenants or similar provisions;

          (h) any pension, profit sharing, retirement or equity participation plans;

          (i) any royalty, dividend or similar arrangement based on the revenues or profits of the Company or any contract or agreement involving fixed price or fixed volume arrangements;

          (j) any joint venture, partnership, manufacturer, development or supply agreement;

          (k) any acquisition, merger or similar agreement;

          (l) any contract with any governmental entity; or

          (m) any other material contract not executed in the ordinary course of business.

     All such contracts, agreements, leases and instruments are, and after giving effect to the Nycomed Acquisition will be, valid and in full force and effect and constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms. The Company has no knowledge of any notice or threat of or circumstances, including as a result of this Agreement and the transactions contemplated hereby, which would give rise to a termination of any such contracts, agreements, leases or instruments, which termination would have a Material Adverse Effect. The Company is not and, after giving effect to the transactions contemplated hereby will not be, in default in complying with any provisions of any such contract, agreement, lease or instrument, and no condition or event or fact exists which, with notice, lapse of time or both, would constitute a default thereunder on the part of the Company, except for any such default, condition, event or fact that, individually or in the aggregate, would not have a Material Adverse Effect.

      2.13 Intellectual Property Rights; Employee Restrictions. Section 2.13 of
           ---------------------------------------------------  ---------------
the Disclosure Schedule sets forth a complete list and brief description of all
-----------------------
intellectual property rights, including all patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights and copyright applications (collectively, "Intellectual Property Rights"), which are, or after giving effect to the
 ----------------------------
Nycomed Acquisition, will be, owned by or registered in the name of the Company or of which the Company is, or after giving effect to the Nycomed Acquisition will be, the licensor or licensee or in which the Company has, or after giving effect to the Nycomed Acquisition will have, any material right (other than with respect to "off-the-shelf"which is generally commercially available) or which is otherwise material to the conduct of the Company's business as proposed to be conducted (including all Intellectual Property Rights to be acquired in the Nycomed Acquisition).

          (a) The Company has, or after giving effect to the Nycomed Acquisition, will have exclusive ownership of, free and clear of claims or rights of any other Person, with full right to use, sell, license, sublicense, dispose of, and bring actions for infringement of, or possesses exclusive licenses or other rights to use, all Intellectual Property Rights listed in
Section 2.13 of the Disclosure Schedule, which rights are sufficient for the
---------------------------------------
conduct of its business as proposed to be conducted.  Except as set forth in
Section 2.13(a) of the Disclosure Schedule no material Intellectual Property
------------------------------------------
Rights are, or after giving effect to the Nycomed Acquisition, will be used or incorporated into the Company's products or products actively under development.

          (b) The contemplated business of the Company and the contemplated production, marketing, licensing, use and servicing of any products or services of the Company do not infringe or conflict with any patent, trademark, copyright, trade secret or any other Intellectual Property Rights of any third party and neither the Company nor to the knowledge of the Company or any Stockholder, Nycomed has received notice from any third party asserting that any Intellectual Property Rights owned or licensed by the Company, or which the Company otherwise has the right to use, are invalid or unenforceable by the Company and, to the best knowledge of the Company, there is no basis for any such claim (whether or not pending or threatened).

          (c) Except as set forth in Section 2.13(c) of the Disclosure Schedule,
                                     ------------------------------------------
no claim is pending or, to the best knowledge of the Company, threatened against the Company, Nycomed or any Stockholder nor has the Company, Nycomed or, to the Company's best knowledge, any Stockholder received any written notice or other written claim from any Person asserting that any of the Company's contemplated activities infringe or may infringe any Intellectual Property Rights of such Person nor, to the best knowledge of the Company, is there a basis for any such claim (whether or not pending or threatened), and the Company is not aware of any infringement by any other Person of any rights of the Company under any Intellectual Property Rights.

          (d) All licenses or other agreements under which the Company is, or after giving effect to the Nycomed Acquisition will be, granted Intellectual Property Rights are listed in Section 2.13(d)(i) of the Disclosure Schedule.
                              ---------------------------------------------
All of such licenses or other agreements are in full force and effect, there is no material default by any party thereto and, except as set forth in Section
                                                                     -------
2.13(d)(ii) of the Disclosure Schedule, all of the rights of the Company
--------------------------------------
thereunder are, or after giving effect to the Nycomed Acquisition will be, freely assignable. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been, if requested, provided to the Investor and the Company has no reason to believe that the licensors under such licenses and other agreements do not have and did not have all requisite power and authority to grant the Intellectual Property Rights purported to be conferred thereby.

          (e) There are no licenses or other agreements under which the Company or the Acquired Business has granted Intellectual Property Rights to others.

          (f) With the exception of certain license agreements relating to the Company's use of software applications ("Software Agreements"), except as set forth in Section 2.13(f)(i) of the Disclosure Schedule, to the best knowledge of
         ---------------------------------------------
the Company, the Company is not making, and after giving effect to the Nycomed Acquisition will not be making, unlawful use of any Intellectual Property Rights of any other Person. Except as disclosed in Section 2.13(f)(ii) of the
                                             --------------------------
Disclosure Schedule, to the best knowledge of the Company and the Stockholders,
-------------------
neither the Company nor the Acquired Business nor any of the employees, consultants or independent contractors of the Company or the Acquired Business has any agreements or arrangements with any third party relating to any Intellectual Property Rights. The Company will, as of the Closing, have taken all security measures required in accordance with sound business practices to guard against unauthorized disclosure or use of any of its Intellectual Property Rights.

          The Company agrees that, notwithstanding anything herein to the contrary, as between Investor and the Company, the Company shall be solely financially responsible for and shall promptly indemnify, defend and hold harmless the Investor against all costs, claims or damages of any nature including, without limitation, reasonable fees of counsel and consultants, alleging or relating to any unlawful use of Intellectual Property Rights of any other Person under the Software Agreements.

          (g) Except as set forth in Section 2.13(g) of the Disclosure Schedule,
                                     ------------------------------------------
all computer software products that are, or after giving effect to the Nycomed Acquisition will be, owned by the Company, exclusively licensed to the Company, licensed, sold or otherwise distributed to others by the Company or are otherwise required for the conduct of its contemplated business after giving effect to the Nycomed Acquisition, including microprocessors (but excluding "off the shelf" which is generally commercially available) ("Software"), are Year
                                                        --------
2000 Compliant.  As used herein, "Year 2000 Compliant" shall mean with respect
                                  -------------------
to any such Software, the ability of such Software to perform the following date-related functions: (i) consistently and properly interpret date information before, during and after January 1, 2000, including, but not limited to, accepting date input, providing date output and performing calculations on dates or portions of dates; (ii) function accurately in accordance with the documentation relating to the applicable software and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century; (iii) respond to two-digit date input in a way that resolves any ambiguity as to the century; and (iv) store and provide output of date information in ways that are unambiguous as to century.

      2.14 Litigation.  Except as set forth in Section 2.14(i) of the Disclosure
           ----------                          ---------------------------------
Schedule, there is no litigation or governmental or administrative proceeding or
--------
investigation pending or, to the best knowledge of the Company, threatened against the Company or the Acquired Business or affecting the properties or assets of the Company or the Acquired Business, or, as to matters related to the Company or the Acquired Business, against any officer, director, stockholder or key employee of the Company or the Acquired Business, nor, to the best knowledge of the Company, has there occurred any event nor does there exist any condition on the basis of which any such claim may be asserted; except in each case for litigation, proceedings, investigations or claims which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect or which do not call into question the validity or hinder the enforceability of this Agreement or any other agreements or transactions contemplated hereby. Except as set forth in Section 2.14(ii) of the Disclosure Schedule, no claim has
                       -------------------------------------------
been asserted against the Company or the Acquired Business for renegotiation or price redetermination of any business transaction. Section 2.14(iii) of the
                                                   ------------------------
Disclosure Schedule includes a description of all litigation, claims,
-------------------
proceedings or investigations involving the Company or the Acquired Business or any of their officers, directors, stockholders or key employees in connection with the business of the Company or the Acquired Business occurring, arising or existing during the past five (5) years.

      2.15 Labor Matters.  Upon Closing, the Company intends to employ all
           -------------
persons currently employed at the Rensselaer, New York site of the Acquired Business which are approximately one-hundred seventy-five (175) employees. The Acquired Business is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it as of the date hereof or amounts required to be reimbursed to such employees. The Company and the Acquired Business are and have heretofore been in compliance in all material respects with all applicable laws and regulations respecting labor, employment, immigration, fair employment practices, terms and conditions of employment and wages and hours. There are no charges of employment discrimination or unfair labor practices or strikes, slowdowns, stoppages of work or any other concerted interference with normal operations existing, pending or, to the best knowledge of the Company, threatened against or involving the Company or the Acquired Business. Except as set forth in Section 2.15 of the Disclosure Schedule, to the best knowledge of
             ---------------------------------------
the Company, no key employee of the Company or the Acquired Business has any plan or intention to terminate his employment with the Company or the Acquired Business, including, without limitation, in connection with the Nycomed Acquisition.

      2.16 List of Certain Employees and Suppliers.  No material supplier or
           ---------------------------------------
vendor has canceled or otherwise terminated or reduced its business with the Company or the Acquired Business or materially and adversely modified its relationship with the Company or the Acquired Business nor, to the best knowledge of the Company and the Stockholders, does any such supplier or vendor have any plan or intention to do so, including, without limitation, in connection with the Nycomed Acquisition.

      2.17 Permits; Compliance with Laws.  After giving effect to the Nycomed
           -----------------------------
Acquisition, the Company will have or will be in the process of having transferred to it all franchises, authorizations, approvals, orders, consents, licenses, certificates, permits, registrations, qualifications or other rights and privileges (collectively "Permits") necessary to permit it to own its
                              -------
property and to conduct its business as proposed to be conducted and all such Permits will be valid and in full force and effect. Except as disclosed in
Section 2.17(i) of the Disclosure Schedule, no Permit is subject to termination
------------------------------------------
as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby including the Nycomed Acquisition. Except as disclosed in Section 2.17(ii) of the Disclosure Schedule, the Company and the
             -------------------------------------------
Acquired Business are now and have heretofore been materially in compliance with all applicable statutes, ordinances, orders, rules and regulations promulgated by any federal, state, municipal or other governmental authority, which apply to the conduct of their businesses. Except as disclosed in Section 2.17(iii) of the
                                                        ------------------------
Disclosure Schedule, neither the Company nor the Acquired Business has ever
-------------------
entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any aspect of the business, affairs, properties or assets of the Company or the Acquired Business or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim from any regulatory agency with respect to any aspect of such business, affairs, properties or assets.

      2.18 Employee Benefit Programs.
           -------------------------

          (a) Neither the Company nor the Acquired Business maintains or contributes to and for the past five (5) years has not maintained or contributed to, any employee benefit, fringe benefit, stock option, equity-based compensation, phantom stock, bonus or incentive plan, severance pay policy or agreement, retirement, pension, profit sharing or deferred compensation plan or agreement, or any similar plan or agreement (an "Employee Benefit Plan") other
                                                 ---------------------
than the Employee Benefit Plans identified and described in Section 2.18(a)(i)
                                                            ------------------
of the Disclosure Schedule attached hereto, copies of which have been provided
--------------------------
to the Investor. Following the Closing, the Company will implement only the Employee Benefit Plans identified and described in Section 2.18)a)(ii) of the
                                                   --------------------------
Disclosure Schedule.  The terms and operation of each such Employee Benefit Plan
-------------------
comply and have heretofore complied in all material respects with all applicable laws and regulations relating to each such Employee Benefit Plan. Except as described in Section 2.18(a)(iii) of the Disclosure Schedule, there are no
             -----------------------------------------------
unfunded obligations of the Company or the Acquired Business under any retirement, pension, profit-sharing, deferred compensation plan or similar program. Except as described in Section 2.18(a)(iv) of the Disclosure Schedule,
                                 ----------------------------------------------
neither the Company nor the Acquired Business is required to make any payments or contributions to any Employee Benefit Plan pursuant to any collective bargaining agreement or, to the best knowledge of the Company and the Stockholders, any applicable labor relations law, and except as described in
Section 2.18(a)(v) of the Disclosure Schedule, all Employee Benefit Plans are
---------------------------------------------
terminable at the discretion of the Company or the Acquired Business without liability to the Company or the Acquired Business upon or following such termination. Except as described in Section 2.18(a)(vi)
                                     -------------------
of the Disclosure Schedule, neither the Company nor the Acquired Business has
--------------------------
ever maintained or contributed to any Employee Benefit Plan providing or promising any health or other nonpension benefits to terminated employees other than as required by part 6 of subtitle B of title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). With respect to any Employee
                                          -----
Benefit Plan, there has occurred no "prohibited transaction," as defined in
Section 406 of ERISA or Section 4975 of the Code, or breach of any duty under ERISA or other applicable law which could result, directly or indirectly, in any Taxes, penalties or other liability to the Company or the Acquired Business. No litigation, arbitration or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the best knowledge of the Company and the Stockholders, threatened with respect to any such Employee Benefit Plan. Except as described in Section 2.18(a)(vii) of the Disclosure Schedule, the Company
                -----------------------------------------------
will not have any obligations under any Employee Benefit Plan maintained or contributed to by the Acquired Business.

          (b) Each Employee Benefit Plan which has ever been maintained by the Company or the Acquired Business and which has been intended to qualify under
Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such section and has, in fact, been qualified under the applicable section of the Code from the effective date of such Employee Benefit Plan through and including the Closing Date (or, if earlier, the date that all of such Employee Benefit Plan's assets were distributed). No event or omission has occurred which would cause any such Employee Benefit Plan to lose its qualification under the applicable Code section and each asset held under any such Employee Benefit Plan may be liquidated or terminated without the imposition of any redemption for surrender charge or comparable liability. Except as set forth in Section 2.18(b) of the
                                                        ----------------------
Disclosure Schedule, neither the Company nor the Acquired Business has ever
-------------------
maintained any Employee Benefit Plan which has been subject to title IV of ERISA or Code Section 412, including, but not limited to, any "multiemployer plan" (as defined in Section 3(37) or Section 4001(a)(3) of ERISA). Each reference to "Company" and the "Acquired Business" in this Section 2.19 also refers to any other entity which would have ever been considered a single employer with the Company or the Acquired Business, as applicable, under ERISA Section 4001(b) or part of the same "controlled group" as the Company or the Acquired Business, as applicable, for purposes of ERISA Section 302(d)(8)(C).

      2.19 Environmental Matters.
           ---------------------

     (a) Definitions.  As used in this Agreement, the following terms shall have
         -----------
the following meanings:

          "Environmental Condition" means any condition with respect to the environment, including without limitation the release or presence of Hazardous Material on, beneath or off the real property to be acquired by the Company in the Nycomed Acquisition, whether or not yet discovered, arising from or related to any activity conducted by the Company at or on that real property or by the Company's predecessors in title (or their lessees, sub-lessees, or occupants).

          "Environmental Laws" means, without limitation, any and all federal, state and local laws and requirements relating to health, safety, pollution or protection of the environment, including, without limitation, laws and requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, petroleum products or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, groundwater or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, petroleum products or industrial, toxic or hazardous substances or wastes.

          "Hazardous Materials" means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any federal, state or local law, statute, code, ordinance, regulation, rule or other requirement relating to such substance or otherwise relating to the environment or human health or safety, including, without limitation, all waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environment or might subject the Company to any imposition of costs or liability under any Environmental Law, federal, state, local laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to Hazardous Materials in effect as of the date of this Agreement.

          "Release" or "Releasing" means current or historical, actual or threatened spilling, leaking, disposing, discharging, emitting, seeping, depositing, ejecting, leaching, escaping or any other release or threatened release, however defined, whether intentional or unintentional, of any Hazardous Material.

          "Environmental Claim" means any and all claims alleging or relating to a violation of applicable Environmental Laws or resulting from or arising out of the Release of any Hazardous Material and shall include claims relating to any breach or failure to fulfill any of the representations, warranties, covenants or agreements of the Company relating to this Section 2.19.

     (b)  Existing Conditions.
          -------------------

          (i) Except as described in Section 2.19(b)(i) of the Disclosure
                                     ------------------------------------
Schedule, the Company does not have knowledge of any Environmental Condition at
--------
the Real Property that is not referred to in Section 2.2 (a) of the Nycomed Asset Purchase Agreement, a copy of which has been provided to the Investor.

          (ii) Except as described in Section 2.19(b)(ii) of the Disclosure
                                      -------------------------------------
Schedule, to the knowledge of the Company, after giving effect to the Nycomed
--------
Acquisition, the Company has obtained all material permits, licenses, approvals and other authorizations required under applicable Environmental Laws to conduct its business as currently conducted and to operate the facility acquired in the Nycomed Acquisition following the consummation thereof.

          (iii) To the knowledge of the Company, after giving effect to the Nycomed Acquisition, no lien has been attached or filed against the real property, the business or the assets of the Company in favor of any governmental or private entity for (i) any liability or imposition of costs under or arising out of the violation of any applicable Environmental Law; or (ii) any Release of Hazardous Materials.

          (iv) To the knowledge of the Company, there are no conditions or circumstances (or anticipated conditions or circumstances) that may now or in the future interfere with or prevent compliance with applicable Environmental Laws at the facility acquired in the Nycomed Acquisition.

          (v) Except as set forth on Section 2.19(b)(v) of the Disclosure
                                     ------------------------------------
Schedule and as described in Section 2.6 (b) of the Nycomed Asset Purchase
--------
Agreement, to the knowledge of the Company, after giving effect to the Nycomed Acquisition, there are no civil, criminal or administrative actions, suits, demands, claims, hearings, notices or demand letters, notices of violation, potential liabilities, investigations, or proceedings pending or threatened against the real property, business or assets of the Company relating in any way to any applicable Environmental Law.

     (c) The Company agrees that as between Investor and the Company, the Company shall be solely financially responsible for and shall promptly indemnify, defend and hold harmless the Investor against all costs, claims or damages of any nature including, without limitation, reasonable fees of counsel and consultants, alleging or relating to any Environmental Condition (known or unknown), including the cost of investigation and remediation, affecting the real property acquired in the Nyocomed Acquisition or any Environmental Claim (known or unknown) arising out of or relating to the real property to be acquired by the Company in the Nycomed Acquisition.

      2.20 Insurance.  The physical properties, assets, business, operations,
           ---------
employees, officers and directors of the Company (including those to be acquired in the Nycomed Acquisition) are insured to the extent disclosed in Section
                                                                   -------
2.20(i) of the Disclosure Schedule, with copies of such policies having been
----------------------------------
provided to the Investor.  Except as set forth in Section 2.20(ii) of the
                                                  -----------------------
Disclosure Schedule and claims for health care benefits in the ordinary course
-------------------
of business, there is no material claim by the Company or the Acquired Business pending under any such policies. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and the Company is, or after giving effect to the Nycomed Acquisition will be, in compliance in all material respects with the terms thereof. Said insurance is sufficient for compliance by the Company with all requirements of applicable law and all agreements and leases to which it is, or after giving effect to the Nycomed Acquisition will be, a party and otherwise is of the type and in amounts customarily carried by Persons conducting businesses similar to that to be conducted by the Company. Each such insurance policy shall continue to be in full force and effect immediately following consummation of the transactions contemplated by this Agreement, including the Nycomed Acquisition. To the best knowledge of the Company, there is no threatened termination of any such policies or arrangements or circumstances which would give rise thereto.

     2.21 Investment Banking; Brokerage.  Except as set forth in Section 2.21 of
          -----------------------------                          ---------------
the Disclosure Schedule, there are no claims for investment banking fees,
-----------------------
brokerage commissions, broker's or finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by this Agreement payable by the Company or based on any arrangement or agreement made by or on behalf of the Company or any Stockholder.

      2.22 Customers, Distributors and Partners.  Section 2.22 of the Disclosure
           ------------------------------------   ------------------------------
Schedule sets forth the name of each customer and distributor of the Company or
--------
the Acquired Business who accounted for more than ten percent (10%) of the revenues of the Company or the Acquired Business for each of the fiscal years ended December 31, 1998 and 1997 or the eight months ended August 31, 1999 (the "Customers" and "Distributors", respectively) together with the names of any
 ---------       ------------
Persons with which the Company has a material strategic partnership or similar relationship ("Partners"). The relationships of the Company and the Acquired
               --------
Business with their Customers, Distributors and Partners are good commercial working relationships. No Customer, Distributor or Partner of the Company or the Acquired Business has canceled or otherwise terminated its relationship with the Company or the Acquired Business, or has decreased materially its usage or purchases of the services or products of the Company or the Acquired Business. No Customer, Distributor or Partner has, to the best knowledge of the Company, any plan or intention to terminate, to cancel or otherwise materially and adversely modify its relationship with the Company or the Acquired Business or to decrease materially or limit its usage, purchase or distribution of the services or products of the Company or the Acquired Business.

      2.23 Suppliers.  The relationships of the Company and the Acquired
           ---------
Business with their major suppliers are good commercial working relationships, and, except as set forth in Section 2.23 of the Disclosure Schedule, within the
                            ---------------------------------------
last twelve months, no supplier that the Company or the Acquired Business has paid or is under contract to pay $100,000 or more has canceled, materially modified, or otherwise terminated its relationship with the Company or the Acquired Business, as applicable, or materially decreased its services, supplies or materials to the Company or the Acquired Business, as applicable, nor to the best knowledge of the Company and the Stockholders, does any supplier have any plan or intention to do any of the foregoing in a manner which would be reasonably likely to have a Material Adverse Effect.

      2.24 Warranty and Related Matters. Except as set forth in Section 2.24 of
           ----------------------------                         ---------------
the Disclosure Schedule, there are no existing or, to the best knowledge of the
-----------------------
Company, threatened or anticipated, product liability, warranty or other similar claims against the Company or the Acquired Business alleging that any products or services that the Company or the Acquired Business distributes, services, markets, sells or produces for itself, a customer or a third party (each such product or service shall be referred to herein as a "Product") is defective or
                                                     -------
fails to meet any product or service warranties or any circumstances which exist that the Company or any Stockholder reasonably expects to give rise to such claims. There are (a) no material inherent design defects or systemic or chronic problems in any Product and (b) no liabilities for warranty or other claims or returns with respect to any Product relating to any such defects or problems.

      2.25 Illegal Payments.  Neither the Company nor any Stockholder has ever
           ----------------
made any illegal payment or contribution of any kind, directly or indirectly, in connection with the Acquired Business, including, without limitation, payments, gifts or gratuities, to United States, foreign, state or local government officials, employees or agents or candidates therefor.

      2.26 Disclosure.  The representations and warranties made or contained in
           ----------
this Agreement, the Disclosure Schedule and exhibits hereto and the certificates and statements executed or delivered in connection herewith, when taken together, do not and shall not contain any untrue statement of a material fact and do not and shall not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or other material not misleading in the light of the circumstances in which they were made or delivered. There have been no events or transactions, or information which has come to the attention of the management of the Company or any Stockholders, having a direct impact on the Company or the Acquired Business or any of their assets, liabilities, financial condition, business, results of operations or prospects which, in the reasonable judgment of the Company or Stockholder, could be expected to have a Material Adverse Effect.

      2.27 Acquisition Agreement.  The Company has, or as of the Closing will
           ---------------------
have, entered into, executed and delivered definitive agreements for the acquisition and financing thereof of all of the assets of the Acquired Business, true, correct and complete copies of which have been provided to the Investor.


 SECTION 3.    REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

     In order to induce the Investor to enter into this Agreement and consummate the transactions contemplated hereby, the Stockholders make to the Investors the representations and warranties contained in this Section 3. Such representations are subject to the qualifications and exceptions set forth in the Disclosure Schedule and unless otherwise specifically stated are made after giving effect to the Nycomed Acquisition.


      3.1 Authority & Non-Contravention
          -----------------------------

     This Agreement and all agreements, documents and instruments executed by each Stockholder pursuant hereto are valid and binding obligations of such Stockholder enforceable in accordance with their respective terms. Each Stockholder has full authority, power and capacity to enter into and perform this Agreement and all agreements, documents and instruments contemplated hereby which are to be executed by such Stockholder and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by such Stockholder of this Agreement and all agreements, documents and instruments to be executed and delivered by such

Stockholder pursuant hereto do not and will not (a) violate or result in a violation of, conflict with or constitute or result in a default (whether after the giving of notice, lapse or time or both) under, accelerate any obligation under, or give rise to a right of termination of, any material contract, agreement, obligation, permit, license or authorization to which such Stockholder is a party or by which such Stockholder or his/her assets are bound,
(b) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to such Stockholder; (c) require from such Stockholder any notice to, declaration or filing with, or consent or approval of, any governmental authority or other third party; or (d) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, accelerate any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which any Stockholder is a party or by which any Stockholder is bound.

      3.2 Capitalization
          --------------

          Prior to giving effect to the other transactions contemplated hereby, the Stockholders are the sole record and beneficial owners of all of the equity securities of the Company and, immediately following the Closing, will be the sole record and beneficial owner of 62.5% of the Common Stock, in each case free and clear of any Claims including Claims of spouses, former spouses and other family members. Upon endorsement by the Company's authorized officers of the certificates representing the Acquired Shares and delivery of such certificates by the Company to the Investor at the Closing, the Acquired Shares will be duly issued to the Investor free and clear of any Claims (other than restrictions imposed by securities laws applicable to unregistered securities generally).


 SEC REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

     In order to induce the Company and the Stockholders to enter into this Agreement, the Investor represents and warrants to the Company and the Stockholders the following:

      4.1 Authority and Non-Contravention.  The Investor has full right,
          -------------------------------
authority and power under its Certificate of Incorporation and By-laws to enter into this Agreement and all agreements, documents and instruments executed by such Investor pursuant hereto and to carry out the transactions contemplated hereby and thereby. This Agreement and all agreements, documents and instruments executed by the Investor pursuant hereto are valid and binding obligations of the Investor enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement and all agreements, documents and instruments executed by the Investor pursuant hereto have been duly authorized by all necessary action under the Investor's Certificate of Incorporation and By-laws. The execution, delivery and performance by the Investor of this Agreement and all agreements, documents and instruments to be executed and delivered by the Investor pursuant hereto do not and will not: (i) violate or result in a violation of, conflict with or constitute or result in a default (whether after the giving of notice, lapse or time or both) under, accelerate any obligation under, or give rise to a right of termination of, any material contract, agreement, obligation, permit, license or authorization to which the Investor is a party or by which the Investor or its assets is bound, or any provision of the Investor's Certificate of Incorporation or By-laws; (ii) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to the Investor; or (iii) require from the Investor any notice to, declaration or filing with, or consent or approval of, any governmental authority or other third party.

      4.2 Investment Banking; Brokerage Fees.  The Investor has not incurred or
          ----------------------------------
become liable for any investment banking fees, brokerage commissions, broker's or finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by this Agreement.

      4.3 Organization and Corporate Power.  The Investor is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified or registered to do business as a foreign corporation (a) in each jurisdiction listed in Section 4.3 of the Disclosure
                                               -----------------------------
Schedule and (b) in each jurisdiction in which the failure to be so duly
--------
qualified or registered has had, or would be reasonably likely to have, a material adverse effect on the assets, liabilities, condition (financial or other), business, results of operations or prospects of the Investor (an "Investor Material Adverse Effect"). The Investor has all requisite power and authority to carry on its business as presently conducted, to enter into and perform this Agreement and the agreements contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby. A copy of the Investor's Certificate of Incorporation and Bylaws, each as amended and supplemented to date, and which have been furnished to the Company by the Investor, are correct and complete as of the date hereof, and the Investor is not in violation of any term thereof. The Investor is not in violation of any term or provision of any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to it or to which it is a party, except for violations which, individually or in the aggregate, would not have an Investor Material Adverse Effect.

      4.4 SEC Reports.  The Investor has timely filed all documents required to
          -----------
be filed with the Securities and Exchange Commission (the "SEC") (collectively,
                                                           ---
including all exhibits and schedules thereto and documents incorporated therein by reference, the "SEC Reports"). As of their respective dates, (i) the SEC
                   -----------
Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the "Securities Act"), and the Securities Exchange Act
                             --------------
of 1934, as amended (including the rules and regulations promulgated thereunder, the "Exchange Act"), as applicable, and (ii) none of the SEC Reports contained
     ------------
any untrue statement of a material fact or omitted to state a material fact required to be stated therein in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

      4.5 Investment.  The Investor is acquiring the Acquired Shares for
          ----------
investment for its own account, and not with a view to any distribution thereof in violation of the securities laws.

The Investor understands that such Acquired Shares have not been registered under the Securities Act by reason of specific exemptions therefrom which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor's representations as expressed herein. The Investor's financial condition and investments are such that it is in a position to hold such Acquired Shares for an indefinite period, bear the economic risks of the investment and withstand the complete loss of the investment. The Investor has extensive knowledge and experience in financial and business matters and has the capability to evaluate the merits and risks of such Acquired Shares. The Investor qualifies as an "accredited investor" as such term is defined in
Section 2(15) of the Securities Act and Regulation D promulgated thereunder. The Investor acknowledges that the Acquired Shares must be held indefinitely unless subsequently registered under the Securities Act or any applicable state securities laws or unless exemptions from such registrations are available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.


SECTION 5. SEC CLOSING CONDITIONS AND DELIVERIES

     The respective obligations of the Investor and the Company and Stockholders to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent, as applicable; provided, however, that any condition
                                     -----------------
precedent which is not fulfilled as a result of a party's act or failure to act shall not terminate that party's obligations to consummate this Agreement and the transactions contemplated hereby.

          (a) Representations; Satisfaction of Conditions.  The representations
              -------------------------------------------
and warranties contained in this Agreement shall be true and correct on and as of the Closing Date as though newly made at such time after giving effect to all transactions contemplated hereby, including the Nycomed Acquisition. Each of the conditions specified in this Section 5 shall have been satisfied or waived in writing by the Investor or the Company, as applicable, and the Company and Stockholders shall have furnished the Investor, and the Investor shall have furnished the Company and Stockholders, with a certificate or certificates dated as of the date of the Closing with respect to each of the foregoing.

          (b) Authorization.  The Board of Directors and the stockholders of the
              -------------
Company and the Board of Directors of the Investor shall have duly adopted resolutions in a form reasonably satisfactory to the other party, and shall have taken all action necessary for the purpose of authorizing the Company and the Investor, respectively, to consummate all of the transactions contemplated hereby (including, without limitation with respect to the Company, the issuance of the Acquired Shares and the Acquisition Financing) and each of the Investor and the Company shall have received a certificate of the Directors of the other such party setting forth a copy of such resolutions, the Certificate of Incorporation and the By-laws of such party and such other matters as may be reasonably requested by the other party.

          (c) Nycomed Acquisition; Financing.   The Company shall have entered
              ------------------------------
into, executed and delivered definitive agreements (the "Nycomed Acquisition
                                                         -------------------
Agreements") that set forth the terms and conditions of (i) the Nycomed
----------
Acquisition and (ii) the Company's obtaining a firm commitment from Key Bank for a senior debt financing in the minimum amount of Thirty-Five Million Dollars ($35,000,000) as financing for that portion of the Nycomed Acquisition purchase price not provided by the Purchase Price, each such agreement in form and substance acceptable to the Investor in its sole discretion. There shall be no unsatisfied conditions to close the transactions contemplated by the Nycomed Acquisition Agreements.

          (d) Approvals, Consents and Waivers.  The Investor and the Company and
              -------------------------------
the Stockholders shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by such parties in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the contemplated operation of the business of the Company subsequent to the Closing and each of the Investor and the Company shall have received copies of all authorizations, waivers, consents and permits of the other party, in form and substance reasonably satisfactory to it, including any and all notices, consents and waivers required from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the commencement of the business of the Company, the consummation of the transactions contemplated by this Agreement and, with respect to the Company and the Stockholders, the Nycomed Acquisition and to avoid a breach, default, termination, acceleration or modification of any indenture, loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of, or in connection with, the execution and performance of this Agreement and, with respect to the Company and the Stockholders, the Nycomed Acquisition.

          (e) Deliveries by the Parties.  At the Closing, the Investor and the
              -------------------------
Company and Stockholders shall have delivered, or shall have caused to be delivered, to the other party or parties, all in form and substance satisfactory to the recipient thereof, the following, as applicable:

               (i) a wire transfer by the Investor to the Company of $15,000,000 as the purchase price for the Acquired Stock;

               (ii) a Debenture Purchase Agreement executed by the Investor and the Company and Stockholders, dated as of the Closing Date, in form and substance acceptable to such parties;

               (iii) a Stockholders' Agreement executed by the Investor and the Company and Stockholders, dated as of the Closing Date, in form and substance acceptable to such parties;

               (iv) a Put/Call Agreement executed by the Investor and the Company and Stockholders, dated as of the Closing Date, in form and substance acceptable to such parties (the "Put/Call Agreement");

               (v) certificates issued by (i) the Secretary of State of Delaware certifying that each of the Company and the Investor, respectively, has legal existence and is in good standing; and, with respect to the Company,
     (ii) the Secretary of State (or similar authority) of each jurisdiction in which the Company has qualified to do business as a foreign corporation (or is required to be so qualified) as to such foreign qualification;

               (vi) a Secretary's Certificate of each of the Investor and the Company, as applicable, certifying (A) the names of the officers or directors of each such entity authorized to sign this Agreement and the other agreements, documents and instruments executed by the Investor and the Company pursuant hereto, together with the true signatures of such officers or directors; (B) copies of consent actions taken by the respective Boards of Directors of the Company and the Investor and the stockholders of the Company authorizing the appropriate officers or directors of the Company and the Investor to execute and deliver this Agreement and all agreements, documents and instruments executed by the Company and the Investor pursuant hereto, and to consummate the transactions contemplated hereby and thereby;

               (vii) an opinion of Whiteman Osterman & Hanna, counsel for the Company, dated as of the Closing Date, in form and substance acceptable to the Investor and an opinion of Goodwin, Procter & Hoar LLP, counsel for the Investor, dated as of the Closing Date, in form and substance acceptable to the Company; and

               (viii) such other supporting documents and certificates as may be reasonably requested and as may be required pursuant to this Agreement.

          (f) Employment Agreements.  Each of the persons listed on Schedule
              ---------------------
5(f) shall have executed and delivered to the Investor an Employment Agreement, in form and substance acceptable to each such person and the Investor.

          (g) No Material Adverse Change.  Since the date of the Financial
              --------------------------
Information Sheets, there shall have been no material adverse change in the financial condition, properties, assets, liabilities, business, operations or prospects of the Company or the Acquired Business, whether or not in the ordinary course of business.

          (h) All Proceedings Satisfactory.  All corporate and other proceedings
              ----------------------------
taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to the Investor.

          (i) No Litigation, Violation or Injunction.  No action or proceeding
              --------------------------------------
by or before any court, administrative body or governmental agency shall have been instituted or threatened which seeks to enjoin, restrain or prohibit, or might result in damages in respect of, this Agreement or the complete consummation of the transactions contemplated by this Agreement, including the Nycomed Acquisition. No law or regulation shall be in effect and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains or prohibits this Agreement, the complete consummation of the transactions contemplated in this Agreement or the complete consummation of the Nycomed Acquisition.

          (j) Key Person Insurance.  The Company shall have in place "key
              --------------------
person" term life insurance policies of at least $1 million in the aggregate on the life of John A. Fallone, which shall name the Company as beneficiary.

          (k) Repayment of Affiliate Loans; No Bonuses.  All accounts receivable
              ----------------------------------------
or loans receivable from any Person which is affiliated with the Company or any of its directors, officers, employees or Stockholders shall have been repaid to the Company.


SECTION 6. SEC SURVIVAL OF REPRESENTATIONS AND WARRANTIES; TRANSACTION RELATED
           INDEMNIFICATION

      6.1 Survival of Representations, Warranties and Covenants.  All
          -----------------------------------------------------
representations, warranties, covenants, and agreements of the Company, the Stockholders and the Investor made in this Agreement, in the Disclosure Schedule delivered to the Investor and all agreements, documents and instruments executed and delivered in connection herewith (a) are material, shall be deemed to have been relied upon by the party or parties to whom they are made, and shall survive the Closing regardless of any investigation on the part of such party or its representatives and (b) shall bind the parties' successors and assigns (including, without limitation, any successor to the Company by way of acquisition, merger or otherwise), whether so expressed or not, and, except as otherwise provided in this Agreement, all such representations, warranties, covenants and agreements shall inure to the benefit of the parties and their respective successors and assigns and to their transferees of Acquired Shares, whether so expressed or not. Notwithstanding the foregoing, the representations and warranties contained in Section 2, Section 3 and Section 4 hereof shall expire and terminate and be of no further force and effect after the date which is twenty-four (24) months following the date hereof, except that any written claim for breach thereof made prior to such expiration date and delivered to the party against whom such indemnification is sought shall survive thereafter and, as to any such claim, such applicable expiration will not effect the rights to indemnification of the party making such claim; provided, however, that any such
                                                --------  -------
written claim by the Investor with respect to a breach of the representations and warranties of the Stockholders or the Company may (i) with respect to a breach of the representations or warranties contained in the first two sentences of Section 2.2 (authorization) and Section 2.4(a) (capitalization) or with respect to fraud, intentional misrepresentation or a deliberate or willful breach by the Company or any Stockholder (but only as applicable), be given at any time and (ii) with respect to a breach of the representations or warranties contained in Section 2.12 (tax matters) and Section 2.20 (environmental matters) be given at any time prior to the expiration of the applicable statute of limitations.

      6.2 Transaction Related Indemnification.  The Company, on its own behalf
          -----------------------------------
and on behalf of its successors and assigns, and, with respect to the third sentence of Section 2.11(a) above, the Stockholders, jointly and severally, agrees to defend, indemnify and hold the Investor, its respective affiliates, stockholders, directors, officers, employees and agents and each person who controls any of them within the meaning of Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange
                                                                    --------
Act"), (collectively, the "Investor Indemnified Parties" and, individually, an
---                        ----------------------------
"Investor Indemnified Party") harmless from and against any and all damages,
 --------------------------
liabilities, losses, Taxes, fines, penalties, reasonable costs and expenses (including, without limitation, reasonable fees of counsel), as the same are incurred, of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any such Investor Indemnified Party ("Losses") (with any such Losses to be calculated
                             ------
after giving effect to any insurance proceeds actually received by the Investor), based upon, arising out of, by reason of or otherwise in respect of or in connection with any breach of any representation or warranty made by the Company or the Stockholders in Section 2 or Section 3 of this Agreement (including, without limitation, in the Disclosure Schedule), or in any other agreement, document or instrument executed in connection herewith or delivered or furnished to the Investor hereunder.

      6.3 Limitations on Indemnification.  The Investor shall not be entitled to
          ------------------------------
receive any indemnification payments pursuant to Section 6.2 above until the aggregate Losses for which indemnification would otherwise be available pursuant to Section 6.2 equal $100,000 (the "Deductible"), whereupon the Investor shall
                                    ----------
be entitled to indemnification payments for all accumulated Losses (and not only those Losses in excess of the Deductible). Notwithstanding anything herein to the contrary, the maximum amount payable by the Company to all Investor Indemnified Parties for Losses in respect of claims made by the Investor Indemnified Parties for indemnification under Section 6.2 shall not exceed $15,000,000; provided, however, that the Investor Indemnified Parties shall not
             -----------------
be subject to any limitation pursuant to this Section 6.3 (including the Deductible) or otherwise, and shall be entitled to dollar-for-dollar recovery from the Company in respect of claims for indemnification from the Company for Losses in connection with (i) fraud, intentional misrepresentation or a deliberate or willful breach by any Stockholder or the Company of any of their representations and warranties under this Agreement or in any agreement, document or instrument executed and delivered by the Company or any Stockholder pursuant hereto or (ii) the breach by the Company of any of the representations or warranties contained in Section 2.2 (first two sentences only), Section 2.4(a), Section 2.11, Section 2.12 or Section 2.19, or by any Stockholder of any of the representations or warranties contained in the third sentence Section
2.11 or in Section 3.1 (first two sentences only) or Section 3.2.

      6.4 Notice; Payment of Losses; Defense of Claims.
          --------------------------------------------

          (a) A party which is entitled to indemnification under Section 6.2 (individually and collectively, an "Indemnified Party") shall give written
                                    -----------------
notice thereof to the party required to provide such indemnification hereunder (individually and collectively, an "Indemnifying Party") promptly after receipt
                                    ------------------
of any written claim by any third party and in any event not later than 30 business days after receipt of any such written claim (or not later than ten
(10) business days after the receipt of any such written claim in the event such written claim is in the form of a formal complaint filed with a court of competent jurisdiction and served on the Indemnified Party), specifying in reasonable detail the amount, nature and source of the claim, and including therewith copies of any notices or other documents received from third parties with respect to such claim; provided, however, that failure to give such notice
                            -----------------
shall not limit the right of an Indemnified Party to recover indemnity or reimbursement except to the extent that the Indemnifying Party suffers any material damages as a result of such failure. The Indemnified Party shall also provide the Indemnifying Party with such further information concerning any such claims as the Indemnifying Party may reasonably request by written notice.

          (b) Within 30 days after receiving notice of a claim for indemnification or reimbursement, the Indemnifying Party shall, by written notice to the Indemnified Party, either (i) concede or deny liability for the claim in whole or in part, or (ii) in the case of a claim asserted by a third party, advise that the matters set forth in the notice are, or will be, subject to contest or legal proceedings not yet finally resolved. If the Indemnifying Party concedes liability in whole or in part, it shall, within ten (10) business days of such concession, pay the amount of the claim to the Indemnified Party to the extent of the liability conceded. Any such payment shall be made in immediately available funds equal to the amount of such claim so payable. If the Indemnifying Party denies liability in whole or in part or advises that the matters set forth in the notice are, or will be, subject to contest or legal proceedings not yet finally resolved, then the Indemnifying Party shall make no payment (except for the amount of any conceded liability payable as set forth above) until the matter is resolved in accordance with this Agreement.

          (c) In the case of any third party claim, if within 20 days after receiving the notice described in the preceding paragraph (a) the Indemnifying Party (i) gives written notice to the Indemnified Party stating that the Indemnified Party would be liable under the provisions hereof for indemnity in the amount of such claim if such claim were valid and that the Indemnifying Party disputes and intends to defend against such claim, liability or expense at the Indemnifying Party's own cost and expense and (ii) provides assurance reasonably acceptable to such Indemnified Party that such indemnification will be paid fully and promptly if required and such Indemnified Party will not incur cost or expense during the proceeding, then counsel for the defense shall be selected by the Indemnifying Party (subject to the consent of such Indemnified Party which consent shall not be unreasonably withheld) and such Indemnified Party shall not be required to make any payment with respect to such claim, liability or expense as long as the Indemnifying Party is conducting a good faith and diligent defense at its own expense; provided, however, that the
                                               -----------------
assumption of defense of any such matters by the Indemnifying Party shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification.

If the Indemnifying Party assumes such defense in accordance with the preceding sentence, it shall have the right, with the consent of such Indemnified Party, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided the Indemnifying Party's obligation to indemnify such Indemnified Party therefor will be fully satisfied by payment of money by the Indemnifying Party pursuant to a settlement which includes a complete release of such Indemnified Party. The Indemnifying Party shall keep such Indemnified Party reasonably apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish such Indemnified Party with all documents and information that such Indemnified Party shall reasonably request and shall consult with such Indemnified Party prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, such Indemnified Party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both
-----------------
the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the reasonable expense of separate counsel for such Indemnified Party shall be paid by the Indemnifying Party provided that such Indemnifying Party shall be obligated to pay for only one counsel in any jurisdiction. If no such notice of intent to dispute and defend is given by the Indemnifying Party, or if such diligent good faith defense is not being or ceases to be conducted, such Indemnified Party shall, at the expense of the Indemnifying Party, undertake the defense of (with counsel selected by such Indemnified Party), and shall have the right to compromise or settle, such claim, liability or expense (exercising reasonable business judgment). If such claim, liability or expense is one that by its nature cannot be defended solely by the Indemnifying Party, then such Indemnified Party shall make available all information and assistance that the Indemnifying Party may reasonably request and shall cooperate with the Indemnifying Party in such defense.

      6.5 Limitation on Contribution and Certain Other Rights.  Each Stockholder
          ---------------------------------------------------
hereby agrees that if, following the Closing, any payment is made by such Stockholder, or otherwise becomes due from such Stockholder, pursuant to Section
6.2 in respect of any Losses (a "Loss Payment"), then that Stockholder shall
                                 ------------
have no rights against the Company, or any other stockholder, director, officer or employee thereof (in their capacity as such), whether by reason of contribution, indemnification, subrogation or otherwise, in respect of any such Loss Payment, and shall not take any action against the Company or any such Person with respect thereto.


SECTION 7. SEC COVENANTS OF THE COMPANY

     The Company agrees that it shall comply with the following covenants from and after the Closing so long as the Investor is a stockholder of the Company, except as shall otherwise be expressly agreed pursuant to a written consent of the Investor.

      7.1 Financial Statements.  The Company will maintain a system of accounts
          --------------------
in accordance with generally accepted accounting principles, keep full and complete financial records and furnish to the Investor the following: (a) within 30 days after the end of each fiscal year commencing with the year ending December 31, 1999, all financial information required by the Investor to be included in its financial statements on an annual basis, and as soon as practicable thereafter a copy of the balance sheet of the Company as of the end of such year, together with statements of income, retained earnings and cash flows of the Company for such year, audited and certified by independent public accountants of recognized national standing reasonably satisfactory to the Directors of the Company, prepared in accordance with generally accepted accounting principles consistently applied; (b) within 25 days after the end of each fiscal quarter commencing with the fiscal quarter ending March 31, 2000, all financial information required by the Investor to be included in its financial statements on a quarterly basis and for the applicable year to date, and as soon as practicable thereafter a copy of the unaudited balance sheet of the Company as of the end of such fiscal quarter and the unaudited statements of income and cash flows for the Company for such fiscal quarter and for the year to date, such information provided under (a) and (b) to set forth in comparative form the corresponding figures for the prior fiscal period and to include a brief written discussion and analysis by management of the results shown therein; (c) within 30 days after the end of each month commencing with the month ending December 31, 1999, a copy of the unaudited balance sheet of the Company as of the end of such month and the unaudited statement of income for the Company for such month and for the year to date and
(d) such other financial information the Investor may reasonably request.

      7.2 Budget and Operating Forecast; Inspection.
          -----------------------------------------

          (a) The Company will prepare and submit to the directors of the Company and the Investor an annual budget and plan for each fiscal year of the Company at least 30 days prior to the beginning of such fiscal year, together with management's written discussion and analysis of such budget and plan. The budget shall be accepted as the budget for such fiscal year when it has been approved by a majority of the directors of the Company and, thereupon, a copy of such budget as so approved promptly shall be sent to the Investor. The Company shall review the budget periodically and shall advise the directors and the Investor of all changes therein and all material deviations therefrom.

          (b) The Company will, upon reasonable prior notice to the Company, permit authorized representatives (including, without limitation, accountants and legal counsel) of the Investor to visit and inspect any of the properties of the Company, including its books of account (and to make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with its officers, administrative employees and independent accountants, all at such reasonable times and as often as may be reasonably requested by the Investor. The foregoing shall be in addition to, and not in lieu of, the Investor's rights under applicable law.

      7.3 Directors; Meetings; Indemnification.  The Company's Board of
          ------------------------------------
Directors shall initially consist of five (5) members, two of which shall be chosen by the Investor and the remaining three of which shall be chosen by the Stockholders, provided however that one of the Directors chosen by the Stockholders shall be an individual who is not and has never been an employee, consultant or officer of the Company or Nycomed or any holder of any securities of the Company or Nycomed or any of their respective affiliates or a member of their respective immediate families, if applicable (an "Independent Director"). The Company will ensure that meetings of its Directors are held at least four (4) times each year at intervals of not more than four
(4) months, with adequate advance notice given to all Directors. The Company shall pay or provide to each Director of the Company who is not an employee of the Company or the Investor, as compensation for such director's services as a director of the Company, an equal amount of fees, options and other compensation, and shall pay or reimburse each such Director for his reasonable travel expenses incurred in connection with attending meetings or other functions of the Directors and committees thereof and for the reasonable costs incurred by him in connection with any other work on behalf of the Company as its director. The Articles of Incorporation and/or By-laws of the Company will in respect of all times during which any Director nominated by the Investor (an "Investor Nominee") serves as a Director of the Company provide for exculpation
 ----------------
and indemnification of the Directors and limitations on the liability of the Directors to the fullest extent permitted under applicable state law, and the Company shall, as promptly as practicable following the date hereof, obtain and maintain a reasonable amount of liability insurance coverage (but no less than $1,000,000 coverage per occurrence) for the Directors and officers on terms satisfactory to the Investor's Nominee, covering, among other things, violations of federal or state securities laws.

      7.4 Conduct of Business.  The Company will continue to engage principally
          -------------------
in the business now conducted by the Acquired Business or a business or businesses similar thereto or reasonably compatible therewith. The Company will keep in full force and effect its existence as a corporation.

      7.5 Payment of Taxes, Compliance with Laws, etc.  The Company will pay and
          -------------------------------------------
discharge all lawful Taxes, assessments and governmental charges or levies imposed upon it or upon its income or property before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if not paid when due, might become a lien or charge upon its property or any part thereof; provided, however, that the Company shall not be required to pay
              -----------------
and discharge any such Tax, assessment, charge, levy or claim so long as the validity thereof is being contested by the Company in good faith by appropriate proceedings and an adequate reserve therefor has been established on its books. The Company will materially comply with all applicable laws and regulations in the conduct of its business, including, without limitation, (i) all applicable federal and state securities laws in connection with the issuance of any equity interest and (ii) all Environmental Laws as defined in Section 2.19 above.

      7.6 Insurance.  The Company will keep its insurable properties insured,
          ---------
upon reasonable business terms, by financially sound and reputable insurers against liability, and the perils of casualty, fire and extended coverage in amounts of coverage at least equal to those customarily maintained by companies in the same or similar business as the Company and of the same or similar size as the Company. The Company will also maintain with such insurers insurance against other hazards and risks and liability to Persons and property to the extent and in the manner customary for companies engaged in the same or similar business.

      7.7 Key Person Insurance.  The Company will use its best efforts to
          --------------------
maintain in effect after the Closing the "key person" term life insurance policies referred to in Section 5(k) hereof.

      7.8 Maintenance of Properties.  The Company will maintain all properties
          -------------------------
used or useful in the conduct of its business in good repair, working order and condition, ordinary wear and tear excepted.

      7.9 Material Adverse Changes.  The Company shall promptly advise the
          ------------------------
Investor of any event which represents or is reasonably likely to result in a material adverse change in the condition (financial or otherwise), business or prospects of the Company, and of each suit or proceeding commenced or threatened against the Company which, if adversely determined, in the reasonable judgment of the Company, is reasonably likely to have a Material Adverse Effect. The Company shall promptly advise the Investor of any recall of the Company's products and services, any other adverse developments relating to the Company's products and services, and any suit or proceeding commenced or threatened which is related to the Company's products and services. The Company shall promptly provide written notice to the Investor of (i) any default or alleged default under the Nycomed Acquisition Agreements and (ii) any claim made against the Company or any Stockholder under the Nycomed Acquisition Agreements, which notice shall describe such default, alleged default or claim with specificity.

      7.10 Management Compensation.  Subject to the Stockholder's employment
           -----------------------
contracts entered into in connection with the Closing, all compensation decisions for key management of the Company (including options and grants, employment agreements, bonuses and phantom equity awards) shall be made by a compensation committee to be appointed by the Company's Board of Directors (the "Compensation Committee"); provided, further, that all decisions regarding (a)
 ----------------------    -----------------
the annual compensation of any Stockholder or any other employee of the Company which is proposed to exceed $200,000 or (b), subject to any option grants in place as of the Closing, the granting of any options, equity awards or other similar rights shall be made by the Compensation Committee, including in each case, the affirmative vote of the Investor's Nominees. Compensation paid by the Company to its management will be comparable to compensation paid to management in companies in the same or similar businesses of similar size and maturity and with comparable financial performance. Notwithstanding the foregoing, subject to the Stockholder's employment contracts entered into in connection with the Closing, all employment agreements providing for a term of employment shall be subject to the prior review and approval of the Compensation Committee.

      7.11 Affiliate Transactions.  All transactions and agreements (including
           ----------------------
without limitation any amendment of an existing agreement) by and between the Company and any stockholder, director, officer, or key employee of the Company or any person controlling, controlled by, under common control with or otherwise affiliated with, or a member of the family of, any such person, shall be conducted on an arm's length basis, shall be on terms and conditions no less favorable to the Company than could be obtained from unrelated Persons, and shall be approved in advance in writing by a majority of the Directors after full disclosure of the terms thereof.

      7.12 Non-Competition and Related Agreements. Subject to the Stockholder's
           --------------------------------------
employment contracts entered into in connection with the Closing, the Company shall have entered into a non-competition agreement with each of the individuals identified on Schedule 7.12 hereto, in form and substance acceptable to the Investor in its sole discretion.

      7.13 Enforcement of Rights. The Company will diligently enforce all of its
           ---------------------
rights under each of, and will not amend any of, the agreements referred to in
Section 5(e) and Section 7.12 hereof. The Company will not effect any transfer of any of the outstanding securities of the Company on the record books of the Company unless such transfer is made in accordance with the terms of this Agreement and the Stockholders' Agreement. The Company will not waive or release any rights under, or consent to the amendment of, any such agreement without the written consent of the Investor.

      7.14 Significant Transactions. So long as the Investor is a stockholder of
           ------------------------
the Company, the Company shall not, without first having obtained the affirmative vote or written consent of the Investor (and in the case of (c) below the affirmative vote or written consent of the holder or holders of at least two-thirds (2/3) of the outstanding voting securities of the Company including the Investor):

          (a) declare or pay any dividends or make any distributions of cash, property or securities with respect to any Common Stock or any other class of stock, or directly or indirectly redeem, purchase or otherwise acquire for consideration (or pay into or set aside for a sinking fund for such purpose) any shares of Common Stock or any other class of stock, or directly or indirectly redeem, purchase or make any payments with respect to any equity appreciation rights, phantom rights or similar rights;

          (b) authorize or issue, or obligate itself to issue, any convertible debt or other debt with any equity participation or, except as otherwise contemplated by the Put/Call Agreement or the Debenture Purchase Agreement, any Common Stock or any other equity security senior to or on a parity with the Common Stock as to liquidation preferences, conversion, redemptions or distribution rights or with any special voting rights, or create, incur, assume, become liable for, or permit to exist any other indebtedness for borrowed money or pledge or hypothecate any assets;

          (c) permit any subsidiary of the Company to issue any equity securities, other than to the Company;

          (d) create, incur, assume, become liable for, or permit to exist any indebtedness for borrowed money, or pledge or hypothecate any assets, except as set forth on Section 7.14(d) of the Disclosure Schedule;
             ------------------------------------------

          (e) sell, lease or otherwise dispose of (whether in one transaction or a series of related transactions) all or substantially all of its assets, or consent to or facilitate the sale of all or a majority of its outstanding membership interests, or merge with or into, or consolidate with, another entity;

          (f) acquire any other corporation or business concern, whether by acquisition of assets, capital stock or otherwise, and whether in consideration of the payment of cash, the issuance of equity securities or otherwise;

          (g) materially alter the business plan of the Company as currently proposed;

          (h) make any material investment in another business entity, enter into any joint venture or similar arrangement, or make or permit any loans or advances to, or guarantees for the benefit of, any Person, except for reasonable advances to employees in the ordinary course of business;

          (i) liquidate, dissolve or wind up its operations, or effect a recapitalization or reorganization in any form (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes or any reincorporation transaction);

          (j) amend the Articles of Incorporation or By-laws of the Company, or enter into or become subject to any agreement or arrangement (including, without limitation, by way of amendment or modification), or take any other action, that eliminates, amends, restricts or otherwise adversely affects the rights of the Investor or the Company's ability to perform its obligations hereunder, under the Certificate of Incorporation or By-laws of the Company or under any of the agreements executed in connection herewith;

          (k) adopt any new or amend any existing equity participation plan (including, without limitation, an equity participation plan), employee equity ownership plan or phantom equity or similar plan;

          (l) enter into any agreement to do any of the foregoing; or

          (m) consummate any public offering of securities.

      7.15 Election of Directors.  Subject to the requirements of Section 2 of
           ---------------------
the Stockholders' Agreement, the Company shall take proper action on the day of the Closing to enlarge the size of the Board of Directors to five (5) members and to effect the election as Director of the Company of Thomas E. D'Ambra and Donald E. Kuhla (each, an "Investor's Nominee"). One Investor's Nominee shall
                           ------------------
also be appointed as a Member of each of the Compensation Committee and the audit committee of the Company's Board of Directors (the "Audit Committee"),
                                                          ---------------
each of which shall have three (3) members and shall be comprised of the Investor's Nominee and two (2) members designated by the Stockholders, one (1) of whom shall be an Independent Director.

      7.16 Company Indemnification.
           -----------------------

          (a) Without limitation of any other provision of this Agreement, the Company agrees to defend, indemnify and hold each Investor Indemnified Party harmless from and against any and all Losses based upon, arising out of, by reason of or otherwise in respect of or in connection with (i) any breach of any covenant or agreement made by the Company in this Section 7 or in any agreement executed in connection herewith, or (ii) any third party or governmental claims relating in any way to such Investor Indemnified Party's status as a security holder, creditor, director, agent, representative or controlling person of the Company or otherwise relating to such Investor Indemnified Party's involvement with the Company (including, without limitation, any and all Losses under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, which relate directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or to any fiduciary obligation owed with respect thereto), including, without limitation, in connection with any third party or governmental action or claim relating to any action taken or omitted to be taken or alleged to have been taken or omitted to have been taken by any Investor Indemnified Party as security holder, director, agent, representative or controlling person of the Company or otherwise, alleging so-called control person liability or securities law liability; provided, however, that the Company will not be liable to the
               -----------------
extent that such Losses arise from and are based on (A) an untrue statement or omission or alleged untrue statement or omission in a registration statement or prospectus which is made in reliance on and in conformity with written information furnished to the Company by or on behalf of such Investor Indemnified Party, or (B) conduct by an Investor Indemnified Party which constitutes fraud, willful misconduct or malfeasance.

          (b) If the indemnification provided for in Section 7.16(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an Investor Indemnified Party in respect of any Losses referred to therein, then the Company, in lieu of indemnifying such Investor Indemnified Party thereunder, shall contribute to the amount paid or payable by such Investor Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Investor, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Investor in connection with the action or inaction which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company and the Investor shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Investor and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (c) Each of the Company and the Investor agrees that it would not be just and equitable if contribution pursuant to Section 7.16(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.

SECTION 8. SEC TERMINATION OF AGREEMENT

      8.1 Termination.  This Agreement may be terminated any time prior to the
          -----------
Closing Date as follows:

          (a) With the mutual consent of the Company and Investor;

          (b) By either the Company or the Investor, if the Closing has not occurred on or before December 31, 1999 (the "Closing Deadline");
                                              ----------------

          (c) By the Investor, if there has been a material misrepresentation or breach of warranty on the part of either the Company or the Stockholders in the representations and warranties contained herein or a material breach of covenants on the part of either the Company or the Stockholders and the same has not been cured within 30 days after notice thereof. In the event of any termination pursuant to this Section 8.1(c), written notice setting forth the reasons therefor shall forthwith be given by the Investor to the Company.

          (d) By the Company if there has been a material misrepresentation or breach of warranty on the part of the Investor in the representations and warranties contained herein or a material breach of covenants on the part of the Investor and the same has not been cured within 30 days after notice thereof.
In the event of any termination pursuant to this Section 8.1(d), written notice setting forth the reasons therefor shall forthwith be given by the Company to the Investor.

     Notwithstanding anything herein to the contrary, the right to terminate this Agreement under Section 8.1 shall not be available to any party to the extent the failure of such party, respectively, to fulfill any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date (as a result, for example, of an action or failure to act causing a failure of a condition precedent).

      8.2 Effect of Termination.  All obligations of the parties hereunder shall
          ---------------------
cease upon any termination pursuant to Section 8.1, provided, however, that (i) the provisions of this Section 8 hereof shall survive any termination of this Agreement in any event; (ii) nothing herein shall relieve any party from any liability for a material error or omission in any of its representations or warranties contained herein or a material failure to comply with any of its covenants, conditions or agreements contained herein, provided, further, that no
                                                      -----------------
party shall have any liability for any such material error or omission or failure to comply other than for willful errors or omissions or failures to comply; and (iii) any party may proceed as further set forth in Section 8.3 below.

      8.3 Right to Proceed.  Notwithstanding anything in this Agreement to the
          ----------------
contrary, if any condition set forth in Section 5 hereof which is precedent to the Investor's obligations hereunder has not been satisfied, the Investor shall have the right to proceed with the transactions contemplated hereby, and if any of the conditions specified in Section 5 hereof which is precedent to the obligations of the Company or Stockholders hereunder has not been satisfied, the Company or Stockholder, as applicable, shall have the right to proceed with the transactions contemplated hereby without waiving any rights hereunder.

SECTION 9. SEC GENERAL

      9.1 Waivers and Consents; Amendments.
          --------------------------------

          (a) For the purposes of this Agreement and all agreements, documents and instruments executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No covenant or provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision as contemplated herein expressly referring to the covenant or provision to be waived.

          (b) No amendment to this Agreement may be made without the written consent of the Company, Stockholders holding a majority of the outstanding Common Stock and the Investor, except that an amendment of Section 7 shall only require the written consent of the Company and the Investor. Any such amendment shall be in writing, shall specifically reference this Agreement and shall be signed by all required parties.

      9.2 Governing Law.  This Agreement shall be deemed to be a contract made
          -------------
under, and shall be construed in accordance with, the laws of the State of New York, without giving effect to conflict of laws principles thereof.

      9.3 Section Headings and Gender; Construction.  The descriptive headings
          -----------------------------------------
in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require. The parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements, documents and instruments executed and delivered in connection herewith with counsel sophisticated in investment transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the agreements, documents and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the agreements, documents and instruments executed and delivered in connection herewith.

      9.4 Counterparts.  This Agreement may be executed simultaneously in any
          ------------
number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

      9.5 Notices and Demands.  Any notice or demand which is required or
          -------------------
provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy or other method of facsimile, or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or one day after being sent by overnight delivery providing receipt of delivery, to the following addresses, if to the Company, Organichem Corporation, 33 Riverside Avenue, Rensselaer, New York 12144, Attention:
President, or at any other address designated by the Company to the Investor in writing; if to a Stockholder, to the address of such Stockholder set forth in
Section 9.5 of the Disclosure Schedule or at any other address designated by the
--------------------------------------
Stockholders to the Investor and the Company in writing; if to the Investor, Albany Molecular Research, Inc., 21 Corporate Circle, Albany, New York 12203,
Attention: Chief Financial Officer, or at any other address designated by the Investor to the Company and the Stockholders in writing.

      9.6 Dispute Resolution.
          ------------------

          (a) All disputes, claims, or controversies arising out of or relating to (i) this Agreement or the negotiation, validity or performance hereof or the transactions contemplated hereby and thereby, (ii) the Investor's ongoing investment in the Company, that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before the American Arbitration Association (the "Arbitrator"). The arbitration shall
                                           ----------
be held in Albany, New York and shall be conducted in accordance with the rules and regulations promulgated by the commercial arbitration rules of the American Arbitration Association unless specifically modified herein.

          (b) The parties covenant and agree that the arbitration shall commence within 180 days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party.
However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven (7) business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party's witness or expert. The arbitrator's decision and award shall be made and delivered within six (6) months of the selection of the arbitrator. The arbitrator's decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

          (c) The parties covenant and agree that they will participate in the arbitration in good faith and that they will, except as provided below, (i) bear their own attorneys' fees, costs and expenses in connection with the arbitration, and (ii) share equally in the fees and expenses charged by the Arbitrator. The arbitrator may in his or her discretion assess costs and expenses (including the reasonable legal fees and expenses of the prevailing party) against any party to a proceeding. Any party unsuccessfully refusing to comply with an order of the arbitrator shall be liable for costs and expenses, including attorneys' fees, incurred by the other party in enforcing the award. This Section 9.6 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in a court of appropriate jurisdiction without prior arbitration for the purpose of avoiding immediate and irreparable harm or to enforce its rights under any non-competition covenants.

      9.7 Consent to Jurisdiction.  Except as provided in Section 9.6(c) above,
          -----------------------
each of the parties hereto irrevocably and unconditionally consents to the exclusive jurisdiction of the Arbitrator to resolve all disputes, claims or controversies arising out of or relating to (i) this Agreement, the Stockholders' Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby or the Investor's ongoing investment in the Company, and further consents to the sole and exclusive jurisdiction of the courts of the State of New York for the purposes of enforcing the arbitration provisions of Section 9.6 of this Agreement. Each party further irrevocably waives any objection to proceeding before the Arbitrator based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before the Arbitrator has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by certified mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto.

      9.8 Remedies; Severability.  Notwithstanding Sections 9.6 and 9.7 above,
          ----------------------
it is specifically understood and agreed that any breach of the provisions of this Agreement, the Stockholders' Agreement or any other agreement executed and delivered pursuant to this Agreement, or of the provisions of the Certificate of Incorporation, as amended to date, by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law).
The Company may refuse to recognize any unauthorized transferee as one of its stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement, provided such partial invalidity shall not materially defeat the intent of this Agreement.

      9.9 Integration.  This Agreement, including the exhibits, documents and
          -----------
instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including, without limitation, the provisions of any term sheet or letter of intent between the parties hereto in respect of the transactions contemplated herein, which provisions of the term sheet or letter of intent shall be completely superseded by the representations, warranties, covenants and agreements of the Company contained herein.

      9.10 Assignability; Binding Agreement.  This Agreement may not be assigned
           --------------------------------
by any party hereto without the prior written consent of each other party hereto. This Agreement (including without limitation the provisions of Section
6) shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors, heirs, executors, administrators and permitted assigns, and no others. Notwithstanding the foregoing, nothing in this Agreement is intended to give any Person not named herein the benefit of any legal or equitable right, remedy or claim under this Agreement, except as expressly provided herein.

      9.11 Certain Definitions.  For purposes of this Agreement, the term:
           -------------------

          (a) "Affiliate" of a person shall mean (i) with respect to a person, any Member of such person's family (including any child, step-child, parent, step-parent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law); (ii) with respect to an entity, any officer, director, stockholder, partner or investor in such entity or of or in any affiliate of such entity; and (iii) with respect to a Person or entity, any Person or entity which directly or indirectly controls, is controlled by, or is under common control with such Person or entity;

          (b) "Company's knowledge" (including the term "knowledge of the Company" and similar expressions) means (i) knowledge of the officers or directors of the Company or the Stockholders and (ii) knowledge that any such individual could be expected to have or obtain in the course of conducting a reasonable investigation concerning the applicable matter;

          (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of securities, as trustee or executor, by contract or credit arrangement or otherwise;

          (d) "Person" means any individual or any corporation, partnership, association, trust, unincorporated organization or other entity; and

          (e) "Subsidiary" of a Person means any corporation more than fifty percent (50%) of whose outstanding voting securities, or any partnership, limited liability company joint venture or other entity more than fifty percent (50%) of whose total equity interest, is directly or indirectly owned by such Person.

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                                       39

    IN WITNESS WHEREOF, the parties have executed this Agreement or have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


COMPANY:                          ORGANICHEM CORPORATION


                                  By: /s/ John A. Fallone
                                      -------------------------------
                                  Name:  John A. Fallone
                                  Title: President

STOCKHOLDERS:

                                  /s/ John A. Fallone
                                  -----------------------------------
                                  John A. Fallone

                                  /s/ Kenneth DeGrocco
                                  -----------------------------------
                                  Kenneth DeGrocco

                                  /s/ John Devlin
                                  -----------------------------------
                                  John Devlin

                                  /s/ Patricia Ellis
                                  -----------------------------------
                                  Patricia Ellis

                                  /s/ Walter Foust
                                  -----------------------------------
                                  Walter Foust

                                  /s/ Eugene Mierzwa
                                  -----------------------------------
                                  Eugene Mierzwa

                                  /s/ Larry Moser
                                  -----------------------------------
                                  Larry Moser

                                  /s/ Mark Sorrentino
                                  -----------------------------------
                                  Mark Sorrentino


INVESTOR:                         ALBANY MOLECULAR RESEARCH, INC.


                                  By: /s/ Thomas E. D'Ambra
                                      -------------------------------
                                  Name:  Thomas E. D'Ambra, Ph.D.
                                  Title: Chairman and Chief Executive Officer


                                      S-1